EXHIBIT 99.1

Techwell Reports First Quarter 2009 Financial Results

SAN JOSE, Calif., April 30, 2009 (GLOBE NEWSWIRE) -- Techwell, Inc. (Nasdaq:TWLL), a leading designer of mixed signal video surveillance solutions for the security surveillance and automotive infotainment markets, today announced financial results for the first quarter ended March 31, 2009.

First Quarter Highlights:

 * Reported revenue of $10.3 million

 * Attained gross margin of 60 percent

 * Achieved first quarter non-GAAP net income per diluted share of $0.02

First Quarter 2009 Results

Total revenue for the first quarter of 2009 was $10.3 million compared to revenue of $15.6 million in the first quarter of 2008 and $16.5 million in the fourth quarter of 2008. Total revenue consisted of $7.5 million in security surveillance, $1.7 million in automotive infotainment and $1.1 million in consumer.

Gross margin for the first quarter was 60 percent as compared to 62 percent in the preceding quarter and 61 percent in the same period a year ago. Operating expenses for the first quarter totaled $7.8 million, or 76 percent of total revenue, including approximately $300 thousand in tape out expense for new products. This compares to operating expenses of $8.5 million, or 52 percent of revenue, in the preceding quarter and $7.2 million, or 46% percent of revenue, in the same period a year ago.

Commenting on the first quarter, Hiro Kozato, Techwell's President and Chief Executive Officer, stated, "As we expected, demand in the first quarter in our core security surveillance business was soft as the global macroeconomic slowdown continued to limit new orders. However, in our emerging automotive infotainment business, we did see double digit sequential growth despite very difficult end market conditions. We believe our automotive results are a testament to our design win activity over the last several years."

Mr. Kozato continued, "We remain focused on growing our market share in the security and automotive markets while maintaining profitability. We believe this strategy will enable us to be well positioned when end market demand returns."

Net loss for the first quarter of 2009 on a GAAP basis was $697 thousand, or a loss of $0.03 per diluted share. This compares to net income in the fourth quarter of 2008 of $1.6 million, or $0.07 per diluted share, and net income of $1.9 million, or $0.09 per diluted share, in the first quarter of 2008. Net income for the first quarter of 2009 on a non-GAAP basis was $486 thousand, or $0.02 per diluted share. Non-GAAP adjustments for the first quarter of 2009 consisted of the exclusion of non-cash stock-based compensation expense and related tax effect. The reconciliation between GAAP and non-GAAP results is provided below in a table immediately following the GAAP Condensed Consolidated Statement of Operations.

Net income includes pre-tax stock-based compensation expenses of approximately $1.8 million, before the tax effect of $661 thousand, equating to a $0.05 per diluted share charge. Net income for the fourth quarter of 2008 included pre-tax stock-based compensation expenses of approximately $1.9 million, before the tax effect of $284 thousand equating to a $0.07 per diluted share charge. Net income for the first quarter of 2008 included pre-tax stock-based compensation expenses of approximately $1.7 million, before the tax effect of $488 thousand, equating to a $0.05 per diluted share charge. Shares used to compute GAAP net income per diluted share for the first quarter of 2009 totaled 21.4 million shares.

Cash and cash equivalents, short and long term investments decreased by approximately $600 thousand in the quarter, totaling approximately $80.8 million as of March 31, 2009, compared to approximately $81.4 million as of December 31, 2008 and $71.2 million as of March 31, 2008.

Business Outlook

Mr. Kozato concluded, "While our visibility remains limited and end market demand continues to be soft, we believe the first quarter represented the low point for Techwell's performance in 2009 with respect to revenue and profitability. With our customers' inventories now at below normal levels, we expect to see revenue in the second quarter to increase, ranging between $11 and $12 million, representing sequential growth of 7% to 17% from the first quarter. We currently anticipate more significant revenue growth in the second half of the year as more normal demand is expected to return to the security surveillance market." Additional financial details regarding the Company's business outlook will be provided during its conference call at 2:15 P.M. Pacific Time (PT) today, April 30, 2009.

First Quarter 2009 Conference Call and Webcast Information

Techwell, Inc. will host a conference call with the financial community today, April 30, 2009, at 2:15 P.M. Pacific Time (PT), 5:15 P.M. Eastern Time (ET). The conference call will be broadcast live on the Company's Investor Relations website at http://www.techwellinc.com. Those parties interested in participating via telephone should dial 1-888-713-4214 with the conference ID number 76746404. International participants should dial 1-617-213-4866 and provide the same pass code at the prompt. A telephonic replay of the call will be available approximately two hours after the end of the call and will be available until midnight ET on Wednesday, May 6, 2009. The replay number is 1-888-286-8010 with a pass code of 38744854. International callers should dial 1-617-801-6888 and enter the same pass code at the prompt. An archived version of the webcast will also be available on the Company's website.

Non-GAAP Reporting

Techwell reports both GAAP and non-GAAP measures for investors to evaluate its financial results. The non-GAAP measures used are net income, excluding stock-based compensation expense and its related tax effect, and net income per diluted share, excluding stock-based compensation expense and its related tax effect. Techwell believes that the non-GAAP measures, when viewed in addition to and not in lieu of its reported GAAP results, assist investors in understanding its results of operations. The Company also believes non-GAAP measures provide useful supplemental information for investors to evaluate the operating results in the same manner as the research analysts that follow Techwell, all of whom present non-GAAP projections in their published reports. As such, non-GAAP measures provided by Techwell facilitate a more direct comparison of its performance with the financial projections published by the analysts that follow Techwell. However, non-GAAP measures should not be considered in isolation form, or as a substitute for, financial information prepared in accordance with GAAP. The material limitations associated with the use of non-GAAP financial measures include the fact that non-GAAP measures do not reflect the full economic impact of Techwell's activities. Techwell's non-GAAP net income is not prepared in accordance with GAAP and may be calculated differently than non-GAAP financial information disclosed by other companies. Accordingly, investors are cautioned not to place undue reliance on non-GAAP information.

Forward-Looking Statements

This press release and related conference call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terminology such as may, will, could, should, anticipate and expect and the negative of these terms or other similar expressions. These are statements that relate to future events and include, but are not limited to Techwell's leadership position and growth prospects in the security surveillance market and the automotive infotainment markets, increased demand for its products, and statements related to anticipated financial results for the second quarter of 2009 and the second half of 2009. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in these forward-looking statements. These risks and uncertainties include but are not limited to: a determination, upon completion of further quarterly closing and review procedures, that the financial results for the first quarter of 2009 are different than the results set forth in this press release, Techwell's dependence on increased demand for digital video applications for the security surveillance and automotive markets, the potential decline in average selling prices for Techwell's products, competition, dependence on key and highly skilled personnel, the ability to develop new products, as well as other risks detailed from time to time in its SEC filings, including those described in Techwell's Annual Report on Form 10-K filed on March 11, 2009 with the Securities and Exchange Commission. Statements included in this release are based upon information known to Techwell as of the date of this release, and Techwell assumes no obligation to update information contained in this press release.

About Techwell

Techwell is a fabless semiconductor company that designs, markets and sells mixed signal video semiconductor solutions for the security surveillance and automotive infotainment markets. Headquartered in San Jose, CA, Techwell currently has over 160 employees in the U.S., China, Japan, South Korea and Taiwan. Please visit www.techwellinc.com for more information.

Techwell, Inc. and the Techwell, Inc. logo are trademarks of Techwell, Inc. All other trademarks are the property of their respective owners.

                            TECHWELL, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)
                              (Unaudited)

                                                 Three Months Ended
                                                     March 31,
                                                2009           2008
                                               -------        -------

 Revenues                                      $10,339        $15,607

 Cost of Revenues                                4,101          6,061
                                               -------        -------

                                               -------        -------
 Gross Profit                                    6,238          9,546
                                               -------        -------

 Operating Expenses
   Research and development                      4,314          3,549
   Selling, general and administrative           3,533          3,692
                                               -------        -------
           Total operating expenses              7,847          7,241
                                               -------        -------

   Income/(loss) from operations                (1,609)         2,305
   Interest income                                 368            755
                                               -------        -------

   Income/(loss) before income taxes            (1,241)         3,060
   Provision/(benefit) for income taxes           (544)         1,189
                                               -------        -------

 Net Income/(Loss)                             $  (697)       $ 1,871
                                               =======        =======

 Net income/(loss) per share
   Basic                                       $ (0.03)       $  0.09
                                               =======        =======
   Diluted                                     $ (0.03)       $  0.09
                                               =======        =======

 Shares used in computing net income/(loss)
  per share
   Basic                                        21,383         20,926
   Diluted                                      21,383         21,821

                            TECHWELL, INC.
               RECONCILIATION OF GAAP NET INCOME/(LOSS)
                        TO NON-GAAP NET INCOME
               (In thousands, except per share amounts)
                              (Unaudited)

                                                 Three Months Ended
                                                     March 31,
                                                2009           2008
                                               -------        -------

 GAAP net income/(loss)                        $  (697)       $ 1,871

 Stock-based compensation expense:
   Cost of revenues                                122            113
   Research and development                        900            693
   Selling, general and administrative             822            871
                                               -------        -------
     Total stock-based compensation expenses     1,844          1,677
                                               -------        -------

 Tax effect                                       (661)          (458)

 Non-GAAP net income                           $   486        $ 3,090
                                               =======        =======

 Non-GAAP net income per share
   Basic                                       $  0.02        $  0.15
                                               =======        =======
   Diluted                                     $  0.02        $  0.14
                                               =======        =======

 Shares used in computing Non-GAAP net
  income per share
   Basic                                        21,383         20,926
   Diluted                                      21,383         21,821

 In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the operating results presented contain non-GAAP financial measures that exclude the income statement effects of stock-based compensation expense.

 We believe that the non-GAAP measures, excluding stock-based compensation expense, when viewed in addition to and not in lieu of our reported GAAP results, assist investors in understanding our results of operations. We believe non-GAAP measures provide useful supplemental information for investors to evaluate our operating results in the same manner as the research analysts that follow
 Techwell, all of whom present non-GAAP projections in their published reports. As such, non-GAAP measures provided by Techwell facilitate a more direct comparison of its performance with the financial projections published by the analysts. However, non-GAAP measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with
 GAAP.

                            TECHWELL, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                              March 31,       Dec. 31,
                                                2009           2008
                                               -------        -------
                                             (unaudited)     (audited)
 Assets
 Current Assets
   Cash and cash equivalents                   $38,440        $44,485
   Short-term investments                       20,957         17,582
   Accounts receivable                           2,997          1,985
   Inventory                                     4,259          4,780
   Deferred income tax assets                    1,272          1,353
   Prepaid expenses and other assets             1,072          1,200
                                               -------        -------
     Total Current Assets                       68,997         71,385

   Property and equipment - net                  1,163          1,290
   Long term-investments                        21,376         19,350
   Deferred income tax assets                    5,048          4,031
   Other assets                                    995          1,308
                                               -------        -------
     Total                                     $97,579        $97,364
                                               =======        =======

 Liabilities and Stockholders' Equity:
 Current Liabilities:
   Accounts payable                            $ 1,985        $ 2,221
   Accrued expenses                              1,806          2,117
                                               -------        -------
     Total Current Liabilities                   3,791          4,338

   Deferred Rent                                   108            122
                                               -------        -------
     Total Liabilities                           3,899          4,460
                                               -------        -------

 Stockholders' Equity:
   Common stock                                     21             21
   Additional paid-in capital                   81,894         80,240
   Deferred stock-based compensation                (8)           (19)
   Accumulated other comprehensive gain/(loss)     (23)           169
   Retained earnings                            11,796         12,493
                                               -------        -------
   Total Stockholders' Equity                   93,680         92,904
                                               -------        -------

     Total                                     $97,579        $97,364
                                               =======        =======

CONTACT:  Techwell, Inc.
          Mark Voll, Chief Financial Officer
            (408) 435-3888
            investor@techwellinc.com
          Investor Contact:
          Tom Krause, Investor Relations
            (650) 799-7465
            investor@techwellinc.com

          Morphoses
          Public Relations & Marketing Firm
          Media Contact:
          Sabrina Joseph
          (408) 726-1577
          techwellpr@morphoses.com